Exhibit 99.3

INDEPENDENCE REALTY TRUST, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF INDEPENDENCE REALTY TRUST, INC.

The undersigned hereby appoints Scott F. Schaeffer and James J. Sebra, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or any of them, to vote all of the shares of Common Stock of Independence Realty Trust, Inc. (“IRT”) held of record by the undersigned on             , 2015 at the Special Meeting of Stockholders of IRT, to be held at                     on             , 2015 at                                         , and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. If you wish to attend the annual meeting and vote in person, you may contact IRT’s Investor Relations at (215) 243-9000 for directions. Each of the Proposals in this proxy is proposed by IRT. These Proposals are not related to or conditioned on the approval of other matters.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

INDEPENDENCE REALTY TRUST, INC.

            , 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON , 2015: The proxy materials for this special meeting of stockholders are available at .

i Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. i

¢

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.		1.

To approve the issuance of Independence Realty Trust, Inc. (“IRT”) common stock in the mergers (the “Mergers”) (including IRT common stock issuable upon redemption of common units of limited partnership interest (“IROP Units”) in Independence Realty Operating Partnership, LP (“IROP”) issued in the Mergers) to be effected pursuant to the Agreement and Plan of Merger, dated as of May 11, 2015, as it may be amended from time to time, by and among IRT, IROP, Adventure Merger Sub LLC, IRT Limited Partner, LLC, Trade Street Residential, Inc., and Trade Street Operating Partnership, LP.

			☐	☐	☐
2.

To approve one or more adjournments of the IRT special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of IRT common stock in the Mergers (including IRT common stock issuable upon redemption of IROP Units issued in the Mergers).

			☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

SPECIAL MEETING OF STOCKHOLDERS OF

INDEPENDENCE REALTY TRUST, INC.

            , 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON             , 2015:

The proxy materials for this special meeting of stockholders are available

at                                                              .

Please mark, sign, date and

mail your proxy card

promptly in the enclosed

envelope.

i Please detach along perforated line and mail in the envelope provided. i

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.		1.

To approve the issuance of Independence Realty Trust, Inc. (“IRT”) common stock in the mergers (the “Mergers”) (including IRT common stock issuable upon redemption of common units of limited partnership interest (“IROP Units”) in Independence Realty Operating Partnership, LP (“IROP”) issued in the Mergers) to be effected pursuant to the Agreement and Plan of Merger, dated as of May 11, 2015, as it may be amended from time to time, by and among IRT, IROP, Adventure Merger Sub LLC, IRT Limited Partner, LLC, Trade Street Residential, Inc., and Trade Street Operating Partnership, LP.

			☐	☐	☐
2.

To approve one or more adjournments of the IRT special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of IRT common stock in the Mergers (including IRT common stock issuable upon redemption of IROP Units issued in the Mergers).

			☐	☐	☐
.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢